Exhibit 5.1

CONFIDENTIAL AND PRIVILEGED	Advocaten
Notarissen
Belastingadviseurs

To Coincheck Group N.V. (the “Issuer”)	Claude Debussylaan 80
Apollolaan 151	P.O. Box 75084
1077 AR Amsterdam	1070 AB Amsterdam
The Netherlands
T +31 20 577 1771
F +31 20 577 1775

Date 27 January 2025	Casper Nagtegaal
E casper.nagtegaal@debrauw.com
Our ref. M43520812/6/20743432	T +31 20 577 1075
F +31 20 577 1775

Re:	Legal opinion | Coincheck Group N.V.

Dear Sir/Madam,

The primary offering of 4,860,148 Ordinary Shares underlying Warrants, and the secondary offering of (i) 126,783,590

Ordinary Shares, (ii) 129,611 Warrants and (iii) 129,611 Ordinary Shares underlying Warrants

1	Introduction

De Brauw Blackstone Westbroek N.V. (“De Brauw”, “we”, “us” and “our”, as applicable) acts as Dutch legal adviser to the Issuer in connection with the Registration.

Certain terms used in this opinion are defined in Annex 1 (Definitions).

2	Dutch Law

This opinion (including all terms used in it) is to be construed in accordance with Dutch law. It is limited to Dutch law and the law of the European Union, to the extent directly applicable in the Netherlands, in effect on the date of this opinion and accordingly, we do not express any opinion on other matters such as (i) matters of fact, (ii) the commercial and non-legal aspects of the transactions and transaction documents contemplated by the Registration Statement, and (iii) the correctness of any representation or warranty included in the Registration Statement or in any other transaction document contemplated by the Registration Statement.

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability.
Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

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3	Scope of Inquiry

We have examined, and relied upon the accuracy of the factual statements in, the following documents:

(a)	A copy of the Registration Statement.

(b)	A copy of:

(i)	the Incorporation Deed;

(ii)	the Deed of Conversion and Amendment of the Articles of Association; and

(iii)	the Trade Register Extract.

(c)	A copy of:

(i)	the Restructuring Issue Deed;

(ii)	the Merger Contribution Description; and

(iii)	the Merger Issue Deed.

(d)	With respect to the Warrant Shares:

(i)	a copy of the Warrant Agreement;

(ii)	a copy of the Warrant Assumption and Amendment Agreement; and

(iii)	a draft of the Warrant Shares Issue Deed.

(e)	A copy of the Corporate Resolutions.

In addition, we have examined such documents, and performed such other investigations, as we considered necessary for the purpose of this opinion. Our examination has been limited to the text of the documents.

In addition, we have obtained the following confirmations on the date of this opinion:

(a)	Confirmation by telephone from the Chamber of Commerce that, as far as the Trade Register is aware, the Trade Register Extract is up to date.

(b)	Confirmation through https://data.europa.eu/data/datasets/consolidated-list-of-persons-groups-and-entities-subject-to-eu-financial-sanctions?locale=en and https://www.rijksoverheid.nl/documenten/rapporten/2015/08/27/nationale-terrorismelijst that the Issuer is not included on any Sanctions List.

(c)	Confirmation through www.rechtspraak.nl, derived from the Insolvency Register (including from the segments for EU registrations and publications about public composition proceedings outside bankruptcy), that the Issuer is not registered as being subject to a Dutch Insolvency or foreign Insolvency Proceedings.

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4	Assumptions

We have made the following assumptions:

(a)

(i)	each copy document conforms to the original and each original is genuine and complete;

(ii)	each signature (including each Electronic Signature) is the genuine signature of the individual concerned;

(iii)	each Electronic Signature is a qualified electronic signature or the signing method used for it is sufficiently reliable; and

(iv)	the Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.

(b)	In respect of the Conversion:

(i)	the Incorporation Deed has been validly executed and the Issuer has been validly incorporated as a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (at that time: Coincheck Group B.V.);

(ii)	the Deed of Conversion and Amendment of the Articles of Association has been validly executed and the Issuer has been validly converted into a Dutch public limited liability company (naamloze vennootschap) as per the execution of the Deed of Conversion and Amendment of the Articles of Association;

(iii)	an Auditor Statement has been issued in connection with and prior to the Conversion; and

(iv)	each step, resolution, action and/or (other) formality, which is required for the implementation of the Conversion has been validly taken or complied with and sufficed for the implementation of the Conversion.

(c)	Each Corporate Resolution:

(i)	has been duly adopted and remains in force without modification; and

(ii)	complies with the requirements of reasonableness and fairness (redelijkheid en billijkheid).

(d)	With respect to the Incorporation Share,

(i)	at the time of the issuance of the Incorporation Share, the issue by the Issuer of the Incorporation Share was validly authorized in accordance with the Incorporation Deed;

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(ii)	the Incorporation Share has been:

(A)	issued in accordance with the Incorporation Deed and in the form and manner as prescribed by the Articles of Association at the time of the issuance of the Incorporation Share; and

(B)	otherwise offered, issued and accepted by its subscriber in accordance with the Incorporation Deed and all applicable laws (including for the avoidance of doubt, Dutch law).

(iii)	the nominal value of the Incorporation Share and any agreed share premium has been validly paid.

(e)	At the time of the issuance of the Restructuring Shares:

(i)

(A)	the issue by the Issuer of any Restructuring Shares was validly authorized; and

(B)	any pre-emptive rights in respect of the issue of any Restructuring Shares had been observed or validly excluded;

all in accordance with the Articles of Association at the time of the authorization, observance or exclusion.

(ii)	the Restructuring Shares have been:

(A)	issued in accordance with the Restructuring Issue Deed and in the form and manner as prescribed by the Articles of Association at the time of the issuance of the Restructuring Shares; and

(B)	otherwise offered, issued and accepted by their subscribers in accordance with the Restructuring Issue Deed and all applicable laws (including for the avoidance of doubt, Dutch law).

(iii)	the nominal value of the Restructuring Shares and any agreed share premium has been validly paid.

(f)	At the time of the issuance of the Merger Shares:

(i)

(A)	the issue by the Issuer of any Merger Shares was validly authorized; and

(B)	any pre-emptive rights in respect of the issue of any Merger Shares had been observed or validly excluded;

all in accordance with the Articles of Association at the time of the authorization, observance or exclusion.

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(ii)	the Issuer’s authorized share capital was sufficient to allow for the issuance of the Merger Shares;

(iii)	the Merger Issue Deed and the Merger Contribution Description had been validly executed by all parties in the form referred to in this opinion and had been in full force and effect;

(iv)	the Merger Shares have been:

(A)	issued in accordance with the Merger Issue Deed and in the form and manner as prescribed by the Articles of Association at the time of the issuance of the Merger Shares; and

(B)	otherwise offered, issued and accepted by their subscribers in accordance with the Merger Issue Deed and all applicable laws (including for the avoidance of doubt, Dutch law).

(v)	the nominal value of the Merger Shares and any agreed share premium has been validly paid; and

(vi)	an Auditor Statement has been issued in connection with the execution of the Merger Issue Deed.

(g)	In respect of the Warrants:

(i)	each immediately prior to the Merger outstanding (i) Thunder Bridge Public Warrant has been converted to and has become an Issuer Public Warrant, and (ii) Thunder Bridge Private Warrant has been converted to and has become an Issuer Private Warrant, in each case giving the holder the right to acquire one Ordinary Share, otherwise subject to the same terms and conditions as applied at the time of their conversion to the Issuer Public Warrants and the Issuer Private Warrants, respectively;

(ii)	that:

(A)	the issuance of the Issuer Warrants by the Issuer has been validly authorized; and

(B)	any pre-emptive rights in respect of the grant of rights to acquire any Warrant Shares have been observed or validly excluded;

all in accordance with the Articles of Association at the time of the authorization, observance or exclusion, the Warrant Agreement and the Warrant Assumption and Amendment Agreement.

(h)	At the time of each issuance of Warrant Shares;

(i)	the corresponding Issuer Warrant had been or will have been, as the case may be, validly issued, acquired and exercised in accordance with the Warrant Agreement, the Warrant Assumption Agreement, the Post-Conversion General Meeting Resolution and the Board Resolution;

(ii)	the Warrant Agreement and the Warrant Assumption and Amendment Agreement had been or will have been, as the case may be, validly executed by all parties in the form referred to in this opinion and had been or will have been in full force and effect without modification;

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(iii)	the Warrant Shares Issue Deed, the Warrant Agreement and Warrant Assumption and Amendment Agreement, have been or will have been, as the case may be, valid and binding on and enforceable under the law by which they are expressed to be governed against each party to it and against the subscriber for the Warrant Shares concerned;

(iv)	the Issuer’s authorized share capital was or will be, as the case may be, sufficient to allow for the issuance of the Warrant Shares;

(v)	the Warrant Shares have been or will have been, as the case may be:

(A)	issued in accordance with the Warrant Shares Issue Deed, the Warrant Agreement and the Warrant Assumption and Amendment Agreement and in the form and manner as prescribed by the Articles of Association at the time of the issuance of the Warrant Shares; and

(B)	otherwise offered, issued and accepted by their subscribers in accordance with the Warrant Shares Issue Deed, Warrant Agreement and Warrant Assumption and Amendment Agreement and all applicable laws (including for the avoidance of doubt, Dutch law).

(vi)	the nominal value of the Warrant Shares and any agreed share premium has been or will have been, as the case may be validly paid.

5	Opinion

Based on the documents and investigations referred to and assumptions made in paragraphs 3 and 4, we are of the following opinion:

(a)	the Issuer has been incorporated, as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), and exists as a public limited liability company (naamloze vennootschap);

(b)	the Incorporation Share, the Restructuring Shares and the Merger Shares have been validly issued and are fully paid and nonassessable[1];

(c)	the Warrants have been validly issued; and

(d)	each time upon their issuance, the Warrant Shares have been or will have been, as the case may be, validly issued, fully paid and nonassessable.

1	In this opinion, “nonassessable” – which term has no equivalent in Dutch – means, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholdership.

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6	Qualifications

This opinion is subject to the following qualifications:

(a)	This opinion is subject to any limitations arising from (a) rules relating to bankruptcy, suspension of payments or Preventive Restructuring Processes, (b) rules relating to foreign (i) insolvency proceedings (including foreign Insolvency Proceedings), (ii) arrangement or compromise of obligations or (iii) preventive restructuring frameworks, (c) other rules regulating conflicts between rights of creditors, or (d) intervention and other measures in relation to financial enterprises or their affiliated entities.

(b)

(i)	An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

(ii)	A confirmation from an Insolvency Register does not provide conclusive evidence that an entity is not subject to Insolvency Proceedings.

(c)	We do not express any opinion on (i) tax matters, (ii) anti-trust, state-aid or competition laws, (iii) financial assistance, (iv) sanctions laws, (v) in rem matters, and (vi) any laws that we, having exercised customary professional diligence, could not be reasonably expected to recognise as being applicable to the Company, the transactions and/or the transaction documents contemplated by the Registration Statement.

7	Reliance

(a)	This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration and not for any other purpose. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Registration Statement.

(b)	Each person accepting this opinion agrees, in so accepting, that:

(i)	only De Brauw (and not any other person) will have any liability in connection with this opinion;

(ii)	the agreement in this paragraph 7 and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and the Dutch courts will have exclusive jurisdiction to settle any dispute relating to them;

(iii)	this opinion may be signed with an Electronic Signature. This has the same effect as if signed with a handwritten signature; and

(iv)	this opinion (including the agreements in this paragraph 7) does not make the persons accepting this opinion clients of De Brauw.

(c)	The Issuer may:

(i)	file this opinion as an exhibit to the Registration Statement; and

(ii)	refer to De Brauw giving this opinion under the caption “Legal Matters” in the prospectus included in the Registration Statement.

The previous sentence is no admittance from us that we are in the category of persons whose consent for the filing and reference as set out in that sentence is required under article 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

(signature page follows)

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Yours faithfully,
De Brauw Blackstone Westbroek N.V.

/s/ Casper Nagtegaal
Casper Nagtegaal
Partner

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Annex 1 – Definitions

In this opinion:

“Agent” means Continental Stock Transfer & Trust Company, a New York corporation.

“Articles of Association” means the articles of association of the Issuer as they read as from the Conversion, unless otherwise specified.

“Auditor Statement” means a statement within the meaning of article 2:72(1) of the Dutch Civil Code or article 2:94b(2) read in conjunction with 2:94a(2) of the Dutch Civil Code, as the case may be, issued by an auditor within the meaning of article 2:393(1) of the Dutch Civil Code.

“Board” means the board of directors of the Issuer.

“Board Resolution” means the written resolution of the Board, adopted on 10 December 2024, pursuant to which, among other things, the Board resolved to:

(i)	issue the Merger Shares and exclude all pre-emptive rights in respect thereof;

(ii)	grant rights to acquire Warrant Shares in accordance with the Warrant Agreement and the Warrant Assumption and Amendment Agreement, and exclude all pre-emptive rights in respect thereof; and

(iii)	enter into the Warrant Shares Issue Deed.

“Conversion” means the conversion whereby, as of 10 December 2024, the Issuer has been converted from a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) into a Dutch public limited liability company (naamloze vennootschap) and its articles of association have been amended in accordance with the Deed of Conversion and Amendment of the Articles of Association.

“Corporate Resolutions” means the Board Resolution and the Pre-Conversion General Meeting Resolution and the Post-Conversion General Meeting Resolution.

“De Brauw” means De Brauw Blackstone Westbroek N.V. and “we”, “us” and “our” are to be construed accordingly.

“Deed of Conversion and Amendment of the Articles of Association” means the Dutch notarial deed of conversion and amendment of the articles of association of the Issuer to implement the Conversion.

“Dutch Civil Code” means the Dutch civil code (Burgerlijk Wetboek).

“Dutch law” means the law directly applicable in the Netherlands.

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“Dutch Insolvency” means bankruptcy (faillissement), suspension of payments (surseance van betaling) or restructuring proceedings outside bankruptcy (akkoordprocedures buiten faillissement).

“eIDAS Regulation” means the Regulation (EU) 910/2014 of the European Parliament and of the Council of 23 July 2014 on electronic identification and trust services for electronic transactions in the internal market and repealing directive 1999/93/EC.

“Electronic Signature” means any electronic signature (elektronische handtekening), any advanced electronic signature (geavanceerde elektronische handtekening) and any qualified electronic signature (elektronische gekwalificeerde handtekening) within the meaning of Article 3 of the eIDAS Regulation and Article 3:15a of the Dutch Civil Code.

“General Meeting” means the general meeting of the Issuer.

“Incorporation Deed” means the deed of incorporation, dated as of 18 February 2022, pursuant to which the Issuer was incorporated as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), as provided by the Chamber of Commerce (Kamer van Koophandel).

“Incorporation Share” means the one (1) Ordinary Share which Monex Group, Inc., an entity under the laws of Japan, acquired pursuant to the Incorporation Deed.

“Insolvency Proceedings” means insolvency proceedings as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

“Insolvency Register” means (a) the Dutch online central insolvency register (Centraal Insolventieregister) and (b) the segment for EU registrations (EU-registraties) of the Dutch central insolvency register.

“Issuer” means (a) prior to the consummation of the Conversion, Coincheck Group B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), organized under Dutch law, with seat in Amsterdam, Trade Register number 85546283, and (b) from and after the consummation of the Conversion, Coincheck Group N.V., a public limited liability company (naamloze vennootschap) organized under Dutch law, with seat in Amsterdam, the Netherlands. Any references to the Issuer in this opinion shall be deemed to refer to clauses (a) or (b) as the context may require.

“Issuer Private Warrant” means a private warrant of the Issuer, giving the holder the right to acquire one Ordinary Share, and otherwise subject to the same terms and conditions as the Thunder Bridge Private Warrants.

“Issuer Public Warrant” means a public warrant of the Issuer, giving the holder the right to acquire one Ordinary Share, and otherwise subject to the same terms and conditions as the Thunder Bridge Public Warrants.

“Issuer Warrants” means (i) the Issuer Private Warrants and (ii) the Issuer Public Warrants.

“M1” means M1 Co G.K. a Japanese limited liability company (godo kaisha).

“Merger” means the merger of Thunder Bridge with Merger Sub, with Thunder Bridge being the surviving company.

“Merger Contribution Description” means the description as referred to in article 2:94b(1) of the Dutch Civil Code, describing the contribution of all issued and outstanding ordinary shares in Thunder Bridge, being the surviving company in the Merger, to the Issuer, in consideration for the Merger Shares.

“Merger Issue Deed” means the private deed of issue of Ordinary Shares, dated 10 December 2024, pursuant to which the Issuer issued, among others, the Merger Shares to the Agent in connection with the Merger.

“Merger Shares” means 4,195,973 Ordinary Shares.

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“Merger Sub” means Coincheck Merger Sub, Inc., a Delaware corporation.

“Ordinary Share” means an ordinary share (gewoon aandeel) with a nominal value of EUR 0.01 in the capital of the Issuer.

“Pre-Conversion General Meeting Resolution” means the written resolution of the General Meeting adopted prior to the Conversion, pursuant to which, among other things, the General Meeting resolved upon the issuance of the Restructuring Shares and the Conversion.

“Preventive Restructuring Processes” means public and/or undisclosed preventive restructuring processes within the meaning of the Dutch Act on Court Confirmation of Extrajudicial Restructuring Plans (Wet homologatie onderhands akkoord).

“Post-Conversion General Meeting Resolution” means the written resolution of the General Meeting, adopted on 10 December 2024, pursuant to which, among other things, the General Meeting resolved to authorise the Board to:

(i)	issue the Merger Shares and exclude all pre-emptive rights in respect thereof; and

(ii)	grant rights to acquire Warrant Shares in accordance with the Warrant Agreement and the Warrant Assumption and Amendment Agreement, and exclude all pre-emptive rights in respect thereof.

“Registration” means the registration of the Registration Shares with the SEC under the Securities Act.

“Registration Shares” means 126,783,590 Ordinary Shares and up to 4,860,148 Warrant Shares, to be registered with the SEC pursuant to the Registration.

“Registration Statement” means the registration statement on Form F-1 originally filed with the SEC on 27 January 2025, as subsequently amended and supplemented, under the Securities Act, in relation to the Registration (excluding any documents incorporated by reference in it and any exhibits to it).

“Restructuring Issue Deed” means the notarial deed of issue dated as of 2 December 2024, pursuant to which the Issuer issued the Restructuring Shares to M1.

“Restructuring Shares” means 122,587,616 Ordinary Shares the Issuer issued to M1 pursuant to the Restructuring Issue Deed.

“Sanctions List” means each of:

(a)	the consolidated list of persons, groups and entities subject to EU financial sanctions; and

(b)	the National sanction list terrorism (Nationale sanctielijst terrorisme).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Sponsor” means TBCP IV, LLC, a Delaware limited liability company.

“the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.

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“Thunder Bridge” means Thunder Bridge Capital Partners IV, Inc., a Delaware corporation.

“Thunder Bridge Private Warrant” means a private warrant of Thunder Bridge issued to the Sponsor.

“Thunder Bridge Public Warrant” means a public warrant of Thunder Bridge issued to certain public investors in Thunder Bridge.

“Trade Register Extract” means a Trade Register extract relating to the Issuer provided by the Chamber of Commerce (Kamer van Koophandel) and dated as of the date of this opinion.

“Warrant Agreement” means the warrant agreement between Thunder Bridge and the Agent, acting as warrant agent, dated as of June 29, 2021, as amended by the Warrant Assumption and Amendment Agreement.

“Warrant Assumption and Amendment Agreement” means the warrant assumption and amendment agreement between the Issuer, Thunder Bridge and the Agent, acting as warrant agent, dated as of 10 December 2024, pursuant to which (i) the Issuer assumed all applicable obligations of Thunder Bridge under the Warrant Agreement, and (ii) the Warrant Agreement was amended.

“Warrant Shares” means up to 4,860,168 Ordinary Shares to be issued pursuant to the Warrant Shares Issue Deed.

“Warrant Shares Issue Deed” means the private deed of issue, providing for the issue of the Warrant Shares pursuant to the Warrant Agreement, the Warrant Assumption and Amendment Agreement and the Post-Conversion General Meeting Resolution.

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